Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.38 PER SHARE FOR THE FOURTH QUARTER

NASHVILLE, Tennessee, February 17, 2015 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2014. Normalized FFO for the three months ended December 31, 2014 totaled $0.38 per diluted common share. Over the same time period, year-over-year revenue grew by $6.4 million to $95.0 million. The Company reported net income attributable to common stockholders for the quarter of $18.1 million.

Salient highlights include:

•	Normalized FFO for the fourth quarter grew $3.0 million, or 8.8% year-over-year, to $37.6 million. Over the same time period, normalized FFO per share increased 5.6%.

•	For the full year of 2014, normalized FFO grew by $19.6 million, or 16.1% year-over-year, to $141.3 million. Over the same time period, normalized FFO per share increased 10.6%.

•	NOI grew in 2014 by $35.5 million, or 19.2%, to $220.9 million.

•
In the same store multi-tenant portfolio, contractual increases for in-place leases averaged 2.9% and cash leasing spreads for renewals averaged 4.0% in the fourth quarter. Revenue per occupied square foot in 2014 increased 2.1% over 2013. Including incremental invested capital, the spread on re-leasing yields was positive for the quarter and year. Same store occupancy was 90.5%, with the multi-tenant properties remaining stable at 88.3% in the fourth quarter.

•
Leases totaling 342,000 square feet commenced or renewed at the Company's multi-tenant properties during the fourth quarter, including 271,000 square feet in the same store portfolio where tenant retention was 89%.

•
Acquisitions totaled $83.1 million for 2014, with an average leased percentage of 97%. During the fourth quarter, the Company purchased two on-campus medical office buildings totaling 129,000 square feet for a total purchase price of $40.1 million. These properties are collectively 97% leased.

•
In January 2015, the Company acquired a 111,000 square foot medical office building in California for a total purchase price of $39.3 million. The property is located adjacent to two hospital campuses and is 97% leased.

•	For the year, the Company disposed of nine properties totaling $34.9 million, including eight off-campus medical office buildings.

•
The twelve development conversion properties are 83% leased, with occupancy increasing to 80% at year-end. Quarterly NOI for these properties was $4.2 million and is expected to be $5.1 million when all occupants are in place and paying rent for an entire quarter.

•	A dividend of $0.30 per common share was declared, which is 78.9% of normalized FFO.

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Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $3.2 billion in 199 real estate properties and mortgages as of December 31, 2014. The Company's 198 owned real estate properties are located in 30 states and total approximately 14.2 million square feet. The Company provided leasing and property management services to approximately 9.5 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2014 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)

ASSETS
Real Estate Properties:	12/31/2014	12/31/2013
Land	$183,060	$178,931
Buildings, improvements and lease intangibles	3,048,251	2,861,935
Personal property	9,914	9,267
Land held for development	17,054	17,054
Total real estate properties	3,258,279	3,067,187
Less accumulated depreciation	(700,671)	(632,109)
Total real estate properties, net	2,557,608	2,435,078
Cash and cash equivalents	3,519	8,671
Mortgage notes receivable	1,900	125,547
Assets held for sale and discontinued operations, net	9,146	6,852
Other assets, net	185,337	153,514
Total assets	$2,757,510	$2,729,662

LIABILITIES AND EQUITY
Liabilities:
Notes and bonds payable	$1,403,692	$1,348,459
Accounts payable and accrued liabilities	70,240	73,741
Liabilities of discontinued operations	372	1,112
Other liabilities	62,152	61,064
Total liabilities	1,536,456	1,484,376
Commitments and contingencies
Equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 98,828 and 95,924 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	988	959
Additional paid-in capital	2,389,830	2,325,228
Accumulated other comprehensive income	(2,519)	51
Cumulative net income attributable to common stockholders	840,249	808,362
Cumulative dividends	(2,007,494)	(1,891,123)
Total stockholders’ equity	1,221,054	1,243,477
Noncontrolling interests	—	1,809
Total equity	1,221,054	1,245,286
Total liabilities and equity	$2,757,510	$2,729,662

(1)
The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Operations (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues
Rental income	$93,649	$84,825	$361,525	$312,322
Mortgage interest	32	2,411	3,665	12,701
Other operating	1,320	1,386	5,665	5,926
	95,001	88,622	370,855	330,949
Expenses
Property operating	33,386	31,227	134,057	122,571
General and administrative	5,990	5,758	22,808	23,704
Depreciation	25,881	23,074	99,384	86,239
Amortization	2,630	2,826	10,820	10,645
Bad debt, net of recoveries	(92)	61	31	172
	67,795	62,946	267,100	243,331
Other Income (Expense)
Loss on extinguishments of debt	—	—	—	(29,638)
Interest expense	(18,237)	(17,772)	(72,413)	(73,511)
Gain on sale of cost method investment in real estate	—	1,492	—	1,492
Interest and other income, net	91	260	2,637	947
	(18,146)	(16,020)	(69,776)	(100,710)

Income (Loss) From Continuing Operations	9,060	9,656	33,979	(13,092)

Discontinued Operations
Income from discontinued operations	728	52	967	5,246
Impairments	(995)	—	(12,029)	(9,889)
Gain on sales of real estate properties	9,280	2,748	9,283	24,718
Income (Loss) From Discontinued Operations	9,013	2,800	(1,779)	20,075

Net Income	18,073	12,456	32,200	6,983
Less: Net (income) attributable to noncontrolling interests	—	(72)	(313)	(37)
Net Income Attributable To Common Stockholders	$18,073	$12,384	$31,887	$6,946
Basic Earnings Per Common Share:
Income (loss) from continuing operations	$0.09	$0.10	$0.35	($0.14)
Discontinued operations	0.10	0.03	(0.02)	0.22
Net income attributable to common stockholders	$0.19	$0.13	$0.33	$0.08
Diluted Earnings Per Common Share:
Income (loss) from continuing operations	$0.09	$0.10	$0.35	($0.14)
Discontinued operations	0.09	0.03	(0.02)	0.22
Net income attributable to common stockholders	$0.18	$0.13	$0.33	$0.08
Weighted Average Common Shares Outstanding—Basic	96,566	94,114	95,279	90,941
Weighted Average Common Shares Outstanding—Diluted	98,086	95,485	96,759	90,941

(1)
The Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO and Normalized FFO (1) (2)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2014	2013
Net Income Attributable to Common Stockholders	$18,073	$12,384
Gain on sales of real estate properties	(9,280)	(2,748)
Impairments	995	—
Real estate depreciation and amortization	27,897	25,776
Total adjustments	19,612	23,028
Funds From Operations (3)	$37,685	$35,412
Acquisition costs	471	681
Reversal of restricted stock amortization upon director resignation	(115)	—
Security deposit recognized upon sale	(407)	—
Gain on sale of cost method investment in real estate	—	(1,492)
Normalized Funds From Operations	$37,634	$34,601
Funds from Operations per Common Share—Diluted	$0.38	$0.37
Normalized Funds From Operations Per Common Share—Diluted	$0.38	$0.36
FFO Weighted Average Common Shares Outstanding	98,086	95,485

(1)
Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.”

(2)
FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income attributable to common stockholders as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

(3)	FFO for the fourth quarter of 2013 includes the impact of a gain recognized on the sale of a cost method investment in an unconsolidated limited liability company.

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